As filed with the Securities and Exchange Commission on June 24, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GH Research PLC
(Exact Name of Registrant as Specified in Its Charter)

Ireland	2834	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

GH Research PLC
28 Baggot Street Lower
Dublin 2
D02 NX43
Ireland
Tel: +353 1 437 8443
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
Tel: (800) 221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Deanna L. Kirkpatrick Yasin Keshvargar Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 Tel: (212) 450-4000	Eavan Saunders Shane O’Donnell Dentons Ireland LLP Joshua Dawson House Dawson St Dublin 2 D02 RY95 Ireland Tel: +353 1 582 8100	Cian McCourt Ailish Finnerty Arthur Cox LLP Ten Earlsfort Terrace Dublin 2 D02 T380 Ireland Tel: +353 1 920 1000	Richard C. Segal Eric Blanchard Divakar Gupta Cooley LLP 55 Hudson Yards New York, NY 10001 Tel: (212) 479-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-256796

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company. ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount Of Registration Fee
Ordinary shares, nominal value $0.025 per share	1,916,666	$16.00	$30,666,656	$3,345.74

(1)
The 1,916,666 ordinary shares being registered pursuant to this Registration Statement are in addition to the 9,583,333 ordinary shares registered pursuant to the Registrant’s Registration Statement on Form F-1 (File No. 333-256796).

(2)
The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price. The Registrant previously paid a filing fee of $16,728.67 in connection with the filing of the Registration Statement on Form F-1, as amended (File No. 333-256796), which Registration Statement was declared effective by the Securities and Exchange Commission on June 24, 2021 and contemplated a proposed maximum offering price of $153,333,328. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $30,666,656 are hereby registered, which includes shares subject to the underwriters’ option to purchase additional shares.

The registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) (“Rule 462(b)”) and General Instruction V of Form F-1, both promulgated under the Securities Act of 1933, as amended. Pursuant to Rule 462(b), the contents of the Registration Statement on Form F-1 (File No. 333-256796) of GH Research PLC (the “Registrant”), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission (the “Commission”) on June 24, 2021, are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT
5.1	Opinion of Dentons Ireland LLP.
23.1	Consent of independent registered public accounting firm.
23.2	Consent of Dentons Ireland LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page to this registration statement).

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on the 24th day of June, 2021.

GH RESEARCH PLC

By:	/s/ Theis Terwey
	Name:	Theis Terwey
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Theis Terwey	Chief Executive Officer (Principal Executive Officer)	June 24, 2021
Theis Terwey

/s/ Julie Ryan	Group Finance Director (Principal Financial Officer and Principal Accounting Officer)	June 24, 2021
Julie Ryan

*	Managing Director, Ireland	June 24, 2021
Magnus Halle

*	Director	June 24, 2021
Florian Schönharting

*	Director	June 24, 2021
Spike Loy

*	Director	June 24, 2021
Michael Forer

*	Authorized representative in the United States	June 24, 2021
Colleen A. De Vries

*By:	/s/ Julie Ryan
Julie Ryan
Attorney-in-Fact